UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2006

Structured Products Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31764	13-3692801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

388 Greenwich Street, New York, New York 10013
(Address of principal executive offices) (Zip Code)
Registrant's telephone number including area code (212) 816-7496.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Structured Products Corp., the registrant hereunder, acts as depositor of the CAST Step-Up Trust III for General Electric Capital Corporation Notes (the "Trust"). On January 4, 2006, a conditional notice of redemption of the Class A Certificates and Class B Certificates (the “Conditional Redemption Notice”) issued by the Trust was given in accordance with the terms and provisions of the Class A Certificates and Class B Certificates. Redemption of the Class A Certificates and Class B Certificates is conditional upon receiving the Warrant Exercise Purchase Price. Payment of the Warrant Exercise Purchase Price by the Call Warrant Holder was not received by 11:00 a.m. on January 18, 2006. Therefore, the Class A Certificates and Class B Certificates were not redeemed in full on January 18, 2006.

Trading of the Class A Certificates on the New York Stock Exchange was suspended at the opening of business on January 18, 2006 as a result of the Conditional Redemption Notice and resumed at the opening of business on January 20, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ Mark C. Graham

Name: Mark C. Graham
Title: Authorized Signatory

January 18, 2006

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